Preferred Apartment Communities, Inc. Reports Results for Fourth Quarter 2013
Atlanta, GA, March 3, 2014

Preferred Apartment Communities, Inc. (NYSE MKT: APTS) (the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended December 31, 2013. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of our operating partnership ("Class A OP Unit") outstanding.
"We believe the fourth quarter 2013 results represent another extraordinary quarter for the Company," said John A. Williams, Preferred Apartment Communities' Chairman and Chief Executive Officer. Williams added, "We believe our fourth quarter 2013 FFO, NFFO and AFFO were exceptional. Especially of note was our 21% increase in FFO per share for the fourth quarter 2013 over the fourth quarter 2012. For 2014, we look forward to continuing our capital raising efforts and deploying that capital into markets which we believe have the strong economic fundamentals we are seeking and are accretive to our stockholders."
Fourth Quarter 2013
The Company reported Funds From Operations Attributable to Common Stockholders and Unitholders, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, for the fourth quarter 2013 of $2,994,364, or $0.23 per share, compared with FFO of $993,053 for the fourth quarter 2012, or $0.19 per share. This represents a period over period increase of approximately 202% in FFO and an increase of approximately 21% in FFO per share. For the fourth quarter 2013, there were 13,298,264 basic weighted average shares of Common Stock and Class A OP Units outstanding, compared to 5,181,708 basic weighted average shares of Common Stock and Class A OP Units outstanding for the fourth quarter 2012. At December 31, 2013, we had outstanding 15,294,578 shares of Common Stock, excluding 29,016 shares of restricted Common Stock, and 106,988 Class A OP Units.

The Company reported Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, or NFFO, for the fourth quarter 2013 of $3,281,225, or $0.25 per share, compared with NFFO for the fourth quarter 2012 of $993,053, or $0.19 per share. This represents a period over period increase of approximately 230% in NFFO and an increase of approximately 32% in NFFO per share. NFFO is calculated by beginning with FFO and making certain adjustments to FFO which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance.

The Company reported Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, for the fourth quarter 2013 of $2,952,499, or $0.22 per share, compared with AFFO for the fourth quarter 2012 of $1,002,352, or $0.19 per share. This represents a period over period increase of approximately 195% in AFFO and an increase of approximately 16% in AFFO per share. AFFO is calculated by beginning with NFFO and adjusting for certain items that we believe by their nature are not comparable from period to period or tend to obscure the Company's actual operating performance. The items adjusted are discussed below in more detail.

FFO, NFFO and AFFO are all calculated after deductions for all preferred stock dividends. A reconciliation of net income (loss) attributable to common stockholders to FFO, NFFO and AFFO is included in the Supplemental Financial Data Report attached to this press release on our website and is available using the following link: http://preferredapartmentcommunities.investorroom.com/4Q13_Supplemental_Data.

The Company reported total revenues for the fourth quarter 2013 of $8,628,904, compared to total revenues for the fourth quarter 2012 of $3,078,128, an increase of approximately $5.6 million, or approximately 180%. These numbers exclude the revenues from our Trail Creek Community, which is included in discontinued operations, of $1,092,644 and $673,974 for the fourth quarters of 2013 and 2012, respectively.

The Company reported net cash provided by operating activities for the fourth quarter 2013 of $2,927,434. This represents an increase of approximately $1.8 million, or approximately 153% over net cash provided by operating activities for the fourth quarter 2012.

The Company reported net income attributable to common stockholders for the fourth quarter 2013 of $430,293, or approximately $0.03 per share, compared to net income attributable to common stockholders for the fourth quarter 2012 of $202,821, or approximately $0.04 per share.

The increases in FFO, NFFO, AFFO, revenue and net cash provided by operating activities were primarily due to a full quarter of operating results from the four communities acquired in the first half of 2013, which included additional rental revenue and additional operational expenses, a full quarter of income from eight additional real estate loans that were originated in the first nine months of 2013 or the fourth quarter of 2012, and a partial quarter of income from three additional real estate loans originated during the fourth quarter 2013, whereas the fourth quarter 2012 operating results did the effects of the these investments.

Other than with regard to our $40.0 million revolving credit facility ("Credit Facility"), we continue to hold no debt at the Company or operating partnership levels, have no cross-collateralization of our real estate assets, and have no contingent liabilities at the Company or operating partnership levels with regard to our secured mortgage debt on our communities.

Same Store Financial Data
For our same store communities, rental revenues increased 4.3% during the fourth quarter 2013 compared to the fourth quarter 2012, resulting in a 4.6% increase in same store net operating income ("NOI"). Same store NOI is a supplemental non-GAAP financial measure. A reconciliation of same store NOI to net income (loss) is included in the Supplemental Financial Data Report, which is attached to this press release on our website and is available using the following link: http://preferredapartmentcommunities.investorroom.com/4Q13_Supplemental_Data.
Total Assets
As of December 31, 2013, our total assets were approximately $342 million compared to approximately $123 million as of December 31, 2012, an increase of approximately $219 million, or approximately 177%. Please see the description of the increased revenue above for the primary reasons for the increase in total assets.
Capital Markets Activities
Our registration statement on Form S-3, as amended (Registration No. 333-183355), was declared effective by the Securities and Exchange Commission (the "SEC") on October 11, 2013. This registration statement allows us to offer up to a maximum of 900,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Common Stock (the "Follow-On Offering"). The price per Unit is $1,000. The Series A Redeemable Preferred Stock ranks senior to the Company's Common Stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution and winding up. The Units are being offered by International Assets Advisory, LLC, the dealer manager for the Follow-On Offering, on a "reasonable best efforts" basis. The Follow-On Offering commenced sales on January 1, 2014, immediately following the December 31, 2013 expiration of our earlier registration statement on Form S-11, as amended (File No. 333-176604), related to our offering of up to 150,000 Units (the "Primary Series A Offering"). The Follow-On Offering will terminate on October 11, 2015, subject to a one-year extension option at our sole discretion, unless earlier terminated by us. We intend to invest substantially all the net proceeds of the Follow-On Offering in connection with the acquisition of multifamily communities, other real estate-related investments and general working capital purposes.
In November 2013, we sold approximately 4.2 million shares of our Common Stock in a public offering pursuant to our shelf registration statement on Form S-3 (File No. 333-188677)(as amended or supplemented, the "Shelf Registration Statement")

and received approximately $30.7 million in net proceeds. The Shelf Registration Statement allows us to offer equity or debt securities in an aggregate amount of up to $200 million.
On February 28, 2014, we filed a prospectus supplement to our Shelf Registration Statement to issue and sell up to $100 million of our Common Stock from time to time in an "at the market" offering (the "ATM Offering") through MLV & Co. LLC as our sales agent. We intend to use any proceeds from the ATM Offering to repay outstanding amounts under our Credit Facility and for other general corporate purposes, including making investments in accordance with our investment objectives.
Dividends
Quarterly Dividends on Common Stock and Class A OP Units
On November 7, 2013, the Company declared a quarterly dividend on its Common Stock of $0.16 per share for the fourth quarter 2013, which was paid on January 15, 2014 to all stockholders of record on December 16, 2013. In conjunction with the Common Stock dividend, our operating partnership declared a distribution on its Class A OP Units of $0.16 per unit for the fourth quarter 2013, which was paid on January 24, 2014 to all Class A OP Unit holders of record as of December 16, 2013.
Monthly Dividends on Series A Redeemable Preferred Stock
The Company declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled $1,194,145 for the three-month period ended December 31, 2013 and represents a 6% annual yield.
Physical and Average Economic Occupancy

On December 31, 2013, our aggregate physical occupancy excluding the Trail Creek Community was 96.8%. For the three-month period ended December 31, 2013, our average monthly economic occupancy excluding the Trail Creek Community was 95.3% and our average physical occupancy was 94.2%. We define physical occupancy as the number of units occupied divided by total apartment units. We calculate average economic occupancy by dividing gross potential rent less vacancy losses, model expenses, bad debt expenses and concessions by gross potential rent.

First Quarter 2014 Normalized FFO guidance:
We currently project Normalized FFO to be in the range of $0.21 - $0.25 per share for the first quarter of 2014.
First Quarter 2014 Adjusted FFO guidance:
We currently project Adjusted FFO to be in the range of $0.16 - $0.22 per share for the first quarter of 2014.
Note, guidance on projected NFFO and AFFO for the first quarter of 2014 excludes any proceeds from any additional shares of our Series A Redeemable Preferred Stock or other securities that we may issue and potential dividends to be paid on those securities.
Conference Call and Supplemental Data
Preferred Apartment Communities will hold its quarterly conference call on Tuesday, March 4, 2014 at 11:00 a.m. Eastern Time to discuss its fourth quarter 2013 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: (800) 860-2442
International Dial-in Number: (412) 858-4600
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, March 4, 2014
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' fourth quarter conference call will be available online, on a listen-only basis, at the Company's website, www.pacapts.com under the tab "Investors" and then click on the "Upcoming Webcasts" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Archived Webcasts.

Preferred Apartment Communities also produces a Supplemental Financial Data package that provides additional information regarding the Company's overall financial position. This Supplemental Financial Data is considered an integral part of, and is attached to, this earnings release and is also available on the Company's website at http://preferredapartmentcommunities.investorroom.com/4Q13_Supplemental_Data, or by contacting Leonard A. Silverstein in Investor Relations at (770) 818-4147.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, NFFO, AFFO and Same Store NOI. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds From Operations Attributable to Common Stockholders and Unitholders ("FFO")

Analysts, managers, and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 "White Paper on Funds From Operations," which was most recently revised in 2012, NAREIT standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss:

•	Excluding impairment charges on and gains/losses from sales of depreciable property;

•	Plus depreciation and amortization of real estate assets; and

•	After adjustments for unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Normalized Funds From Operations Attributable to Common Stockholders and Unitholders ("NFFO")

NFFO makes certain adjustments to FFO which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, since the Company is acquiring properties on a regular basis, it incurs substantial costs related to such acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs to FFO in its calculation of NFFO since such costs are not representative of our fund generating results on an ongoing basis. NFFO figures reported by us may not be comparable to those reported by other companies.

We utilize NFFO as a measure of the operating performance of our portfolio of real estate assets. We believe NFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. NFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders ("AFFO")

AFFO makes further adjustments to NFFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

NFFO, plus:

•	Non-cash equity compensation to directors and executives;

•	Amortization of loan closing costs;

•	Depreciation and amortization of non-real estate assets;

•	Net loan fees received;

•	Deferred interest income received; and

•	Adjustments for non-cash dividends;
Less:

•	Non-cash loan interest income;

•	Cash paid for loan closing costs;

•	Amortization of acquired real estate intangible liabilities; and

•	Normally recurring capital expenditures.

AFFO figures reported by us may not be comparable to those reported by other companies. We utilize AFFO to measure the liquidity generated by our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Same Store Net Operating Income "NOI"

The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "outlook" and similar expressions.
The forward-looking statements contained in this press release and in our Supplemental Financial Data are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: Our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013, which we intend to file later this month, our Quarterly Reports on Form 10-Q filed with the SEC on November 7, 2013, August 12, 2013 and May 15, 2013 and our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 15, 2013, all under the headings "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All information in this release is as of March 3, 2014. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.
Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively the Company or its dealer manager, International Assets Advisory, LLC, with respect to the Follow-On Offering, or its sales agent, MLV & Co. LLC, with respect to the ATM Offering, will arrange to send you the prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia 30339.

The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com